December 1, 2003

FROM:                                       FOR:
The Carideo Group Inc.                      Donaldson Company, Inc.
1250 One Financial Plaza                    P.O. Box 1299
120 South Sixth Street                      Minneapolis, MN 55440
Minneapolis, MN  55402                      (NYSE: DCI)

Tony Carideo                                Rich Sheffer
(612) 455-1720                              (952) 887-3753
E-mail: tony@carideogroup.com               E-mail: rsheffer@mail.donaldson.com
        ---------------------                       ---------------------------


FOR IMMEDIATE RELEASE
---------------------

                        DONALDSON COMPANY ACHIEVES RECORD
                         FIRST QUARTER REVENUE, EARNINGS

  RECORD FIRST QUARTER EPS AT 56 CENTS, UP 12 PERCENT ON STRONG SALES OF ENGINE
                        PRODUCTS AND DISK DRIVE FILTERS

     MINNEAPOLIS, Dec. 1 -- Donaldson Company, Inc. (NYSE: DCI), today reported record diluted earnings per share of $0.56 for the first fiscal quarter ended October 31, 2003, up 12.0 percent from $0.50 last year. Net income was a record $25.6 million, up 11.9 percent from $22.8 million last year. Record sales were $328.2 million, up 9.0 percent from $301.1 million last year.

     "We are off to a great start as evidenced by our strong revenue and earnings growth in the first quarter," commented Bill Van Dyke, chairman, president and chief executive officer. "We began the year with improving conditions in many of our businesses and the continuation of those trends reinforces our confidence regarding the full year."

     Factors contributing to the record quarter included:

     o Strong worldwide Engine Products results. The strength in our engine business continued unabated from last year. Our innovative PowerCore(TM) filtration technology continues to drive sales increases in our new North American diesel pickup truck business. In North America and Japan, regulations at both the federal and local levels continue to create strong demand for our diesel emission control products for trucks.


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Donaldson Company, Inc.
December 1, 2003
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     o    A sharp rebound for disk drive filters. Our disk drive filter business delivered record sales, orders and backlogs in the first quarter as demand for computer hard drives improved with the recovery of the computer market.

     o Overseas operations. Japan, Australia and South Africa grew sales 27 percent, 43 percent and 50 percent, respectively, and all increased operating profits in excess of their sales growth. Greater operating efficiency, along with increasing production volumes, drove the profitability improvements. These improvements underline the growing importance of our international operations, now in excess of 50 percent of total sales.

          The impact of foreign currency translation during the first quarter, led by the Euro, Yen and Rand, increased sales by $18.6 million and net earnings by $1.6 million. Worldwide sales, excluding the impact of foreign currency translation, increased 2.8 percent during the quarter. Excluding the impact of foreign currency translation, first quarter sales outside the U.S. increased 9.0 percent, primarily reflecting strong sales growth in Asia.

          Gross margin improved to 32.5 percent, a new first quarter record, versus 31.5 percent in the prior year, driven by ongoing efforts to reduce product costs and improve the manufacturing infrastructure. Current plant rationalization activities cost $.03 per share in the quarter and relate to ongoing work in Japan and Mexico. Last year, plant rationalization activities had no impact on first quarter earnings.

          Operating expenses were 21.6 percent of sales, up from 21.0 percent last year. The majority of the increase over last year is attributable to the effect of currency translation.

          Interest expense was $1.1 million, down from $2.0 million last year, reflecting lower short-term debt levels from a year ago and lower short-term interest rates. Other income was $0.4 million in the quarter, down from $1.6 million last year. Lower joint venture and interest income contributed to the decrease. The income tax rate remained at 27 percent.

          Free cash flow - operating cash flows less capital expenditures - totaled $8.9 million versus $40.1 million last year. We invested $17.5 million into working capital; last year, working capital generated $17.8 million of cash. Both accounts receivable and inventory grew in-line with the sales increases in our disk drive and diesel emission businesses in the quarter.


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Donaldson Company, Inc.
December 1, 2003
Page 3


          During the quarter, we repurchased 103,500 shares for $5.7 million as part of its ongoing share repurchase program.


BACKLOG

          Total backlog was a first quarter record of $351 million, up 10 percent, or $33 million, relative to the same period last year. Excluding North American gas turbine volume, total backlog was up 26 percent. In the Engine Products segment, total backlog increased 18 percent from the same period last year. In the Industrial Products segment, total backlog was flat with the same period last year, despite a $36 million decrease in North American gas turbine.

          The 90-day backlog was a first quarter record of $189 million, up 15 percent, or $24 million, relative to the same period last year. Excluding North American gas turbine volume, the 90-day backlog was up 24 percent. In the Engine Products segment, the 90-day backlog increased 24 percent from the same period last year. In the Industrial Products segment, the 90-day backlog was up 3 percent from the same period last year, despite a $10 million decrease in North American gas turbine.

ENGINE PRODUCTS SEGMENT

          Engine Products sales in the first quarter were $191.3 million, up
14.6 percent from $167.0 million last year. Our Engine Products remain very strong and have reported year-over-year sales increases for six consecutive quarters.

          Truck sales in the first quarter were $37.3 million, an increase of
39.4 percent from $26.7 million last year. North American truck sales increased 26 percent from last year, reflecting the continued growth of our diesel emission business and the ramp-up of new PowerCore programs. International truck sales increased 78 percent, as demand for emission control products remained strong in Japan.

          Worldwide sales of off-road products in the first quarter were $51.0 million, an increase of 5.6 percent from $48.3 million last year. North American market conditions for construction


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Donaldson Company, Inc.
December 1, 2003
Page 4


equipment improved slightly during the quarter, as sales increased 2 percent. International sales were up 10 percent.

          Aftermarket product sales in the first quarter were $103.0 million, an increase of 12.2 percent from $91.9 million last year. Flat North American results were offset by strong sales growth in Europe and Asia. INDUSTRIAL

PRODUCTS SEGMENT

          Industrial Products sales in the first quarter were $136.9 million, an increase of 2.1 percent from $134.1 million in the prior year.

          Gas turbine sales for the first quarter were $28.2 million, a decrease of 26.8 percent from $38.6 million last year. New equipment sales declined 49 percent in North America. International equipment sales were stable and global replacement parts sales were up over 20 percent, softening the impact of the North American downturn.

          Ultrafilter sales for the first quarter were $29.5 million, up 13.4 percent from $26.0 million last year. Sales were up in Europe despite the weak industrial economy. Asian sales improved during the quarter while North American conditions remain weak.

          Industrial air filtration sales for the first quarter were $46.6 million, an increase of 8.7 percent from $42.8 million last year. North American business conditions have stabilized. Sales in Europe were up slightly, and sales in Asia were up on strong growth in China.

          Sales of special application products in the first quarter were $32.6 million, an increase of 22.1 percent from $26.7 million last year. Both disk drive filter sales and industrial hydraulic sales were up sharply.

OUTLOOK

          ENGINE PRODUCTS: Overall, we expect low double-digit sales growth for Engine Products in fiscal 2004.

     o We expect North American heavy-duty truck build rates to continue improving over the next three quarters. PowerCore systems for light-duty diesel truck programs have ramped up quickly and should continue to lift total truck results in coming quarters. Order trends and ending backlogs indicate continued international strength.


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Donaldson Company, Inc.
December 1, 2003
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     o    Off-road sales are expected to remain strong in Asia and steady in
          North America on a slowly improving outlook for new construction and agriculture equipment.

     o North American engine aftermarket sales are expected to continue growing as improving freight shipments and construction spending increase equipment utilization and spur replacement filter sales. Both North American and international aftermarket order rates have continued to improve. We have already received orders or commitments for over half of our anticipated $10 million sales of North American diesel emission retrofit systems and began shipping these in the first quarter.


          INDUSTRIAL PRODUCTS: Excluding gas turbine, we expect conditions to continue improving for its industrial businesses, which should generate low double-digit sales growth in fiscal 2004.

     o Gas turbine volume will likely continue to decline by an additional 30 to 35 percent from fiscal 2003's $130 million.

     o We expect North American industrial air filtration markets to continue slowly improving near-term as ending backlogs and order trends are slightly stronger than last year's levels. Internationally, we anticipate market share gains driving sales growth in Europe; business conditions in Asia are improving, especially in China.

     o Ultrafilter is expecting continued sales growth, driven by recovering industrial markets and additional market penetration.

     o Special applications products show continued strength in orders and backlogs for both disk drive filters and membranes. Disk drive's backlog remains at an all-time high.

          In July 2003, we closed on the sale of its Ome City, Japan facility. We have received full payment of the purchase price and expect to report a gain on the sale of $.08 to $.10 per share in the second quarter, upon completing all conditions of the sale. Most of the costs related to the plant closing were recorded as they were incurred in fiscal 2003 and the first quarter of fiscal 2004.


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Donaldson Company, Inc.
December 1, 2003
Page 6


          Donaldson's business model - a diversified portfolio of filtration businesses - continues to perform, delivering consistent earnings growth. While gas turbine faces another difficult year, our other industrial businesses are beginning to recover, and our engine and disk drive businesses see significant strength. We remain committed to sustaining much of the operating efficiencies gleaned from its businesses during the past several years and remain focused on delivering its 15th consecutive year of double-digit earnings growth in 2004.



ABOUT DONALDSON COMPANY, INC.

          Donaldson Company, Inc., headquartered in Minneapolis, is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, compressed air purification, off-road equipment, industrial compressors and trucks. Our 9,000 employees contribute to the company's success at over 30 manufacturing locations around the world. In fiscal year 2003, Donaldson reported sales of more than $1.2 billion and achieved its 14th consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.


SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

          The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events


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Donaldson Company, Inc.
December 1, 2003
Page 7


and financial performance, but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

          The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, the company's substantial international operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, including the acquisition of Ultrafilter, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see exhibit 99 to the company's 2003 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.




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Donaldson Company, Inc.
December 1, 2003
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                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of dollars, except per share amounts)
                                   (Unaudited)

                                     Three Months Ended
                                         October 31
                                -----------------------------
                                    2003             2002
                                ------------     ------------
Net sales                       $    328,220     $    301,054

Cost of sales                        221,643          206,173
                                ------------     ------------

Gross margin                         106,577           94,881

Operating expenses                    70,884           63,180
                                ------------     ------------

Operating income                      35,693           31,701

Other income, net                       (387)          (1,581)

Interest expense                       1,072            1,998
                                ------------     ------------

Earnings before income taxes          35,008           31,284

Income taxes                           9,452            8,447
                                ------------     ------------

Net earnings                    $     25,556     $     22,837
                                ============     ============

Weighted average shares
 outstanding                      43,377,077       43,823,839

Diluted shares outstanding        45,303,350       45,324,846

Net earnings per share          $        .59     $        .52

Net earnings per share
 assuming dilution              $        .56     $        .50

Dividends paid per share        $       .095     $       .085


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Donaldson Company, Inc.
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of dollars)
                                   (Unaudited)

                                                 October 31    July 31
                                                    2003        2003
                                                  --------    --------
  ASSETS

   Cash and cash equivalents                      $ 78,998    $ 67,070
   Accounts receivable - net                       240,798     226,815
   Inventories - net                               125,515     114,890
   Prepaid expenses and other current assets        35,969      45,930
                                                  --------    --------

             Total current assets                  481,280     454,705

Other assets and deferred taxes                    179,487     171,856
Property, plant and equipment - net                262,051     255,436
                                                  --------    --------

             Total assets                         $922,818    $881,997
                                                  ========    ========

 LIABILITIES AND SHAREHOLDERS' EQUITY

   Trade accounts payable                         $108,704    $122,759
   Employee compensation and other liabilities      76,969      68,906
   Notes payable                                    26,779      14,152
   Income taxes payable                             10,217       7,613
   Current maturity long-term debt                     627         646
                                                  --------    --------

             Total current liabilities             223,296     214,076

   Long-term debt                                  107,811     105,156
   Other long-term liabilities                     116,403     115,372
                                                  --------    --------

             Total liabilities                     447,510     434,604

     Equity                                        475,308     447,393
                                                  --------    --------

             Total liabilities and equity         $922,818    $881,997
                                                  ========    ========


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Donaldson Company, Inc.
December 1, 2003
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of dollars)
                                   (Unaudited)

                                                         Three Months Ended
                                                             October 31
                                                        ---------------------
                                                          2003         2002
                                                        --------     --------

OPERATING ACTIVITIES

   Net earnings                                         $ 25,556     $ 22,837
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
        Depreciation and amortization                     10,974        8,485
        Changes in operating assets and liabilities      (17,490)      17,813
        Other, net                                         3,411        1,278
                                                        --------     --------
           Net cash provided by operating activities      22,451       50,413

INVESTING ACTIVITIES

   Net expenditures on property and equipment            (13,516)     (10,350)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                    (4,397)      (1,259)
                                                        --------     --------
           Net cash used in investing activities         (17,913)     (11,609)

FINANCING ACTIVITIES

   Purchase of treasury stock                             (5,697)     (13,144)
   Net change in debt                                     12,291      (15,590)
   Dividends paid                                         (4,128)      (3,733)
   Other, net                                              1,622          302
                                                        --------     --------
           Net cash used in financing activities           4,088      (32,165)

Effect of exchange rate changes on cash                    3,302        5,827
                                                        --------     --------

Increase in cash and cash equivalents                     11,928       12,466

Cash and cash equivalents-beginning of year               67,070       45,586
                                                        --------     --------

Cash and cash equivalents-end of period                 $ 78,998     $ 58,052
                                                        ========     ========


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Donaldson Company, Inc.
December 1, 2003
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                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                             (Thousands of dollars)
                                   (Unaudited)

                                      Three Months Ended
                                          October 31
                                   -----------------------
                                      2003          2002
                                   ---------     ---------
Free cash flow                     $   8,935     $  40,063
Net capital expenditures              13,516        10,350
                                   ---------     ---------
Net cash provided by
  operating activities             $  22,451     $  50,413
                                   =========     =========

EBITDA                             $  46,827     $  41,127
Income taxes                          (9,452)       (8,447)
Interest expense (net)                  (845)       (1,358)
Depreciation and
  amortization                       (10,974)       (8,485)
                                   ---------     ---------

            Net earnings           $  25,556     $  22,837
                                   =========     =========

Net sales, excluding foreign
  currency translation             $ 309,605     $ 295,467
Foreign currency translation          18,615         5,587
                                   ---------     ---------

            Net sales              $ 328,220     $ 301,054
                                   =========     =========

Net earnings, excluding foreign
  currency translation             $  23,931     $  22,407
Foreign currency translation           1,625           430
                                   ---------     ---------

            Net earnings           $  25,556     $  22,837
                                   =========     =========


Although free cash flow, EBITDA, net sales excluding foreign currency translation and net earnings excluding foreign currency translation are not measures of financial performance under GAAP, the company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company's ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. Both net sales and net earnings excluding foreign currency translation provide a comparable measure for understanding the operating results of the company's foreign entities excluding the impact of foreign exchange. A shortcoming of these financial measures is that they do not reflect the company's actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.


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